VAN KAMPEN RESERVE FUND


A Joint Special Meeting of the Shareholders of the Fund was held on December 15, 1999 where shareholders voted on the election of Trustees and the ratification of PricewaterhouseCoopers LLP, as the independent public accountants. With regard to the election of J. Miles Branagan, as elected trustee by the shareholders of the Fund, 470,837,704 shares were voted in the affirmative and 12,580,743 shares were withheld. With regard to the election of Jerry D. Choate, as elected trustee by the shareholders of the Fund, 470,962,195 voted in the affirmative and 12,456,251 shares were withheld. With regard to the election of Linda Hutton Heagy, as elected trustee by the shareholders of the Fund, 470,825,352 shares were voted in the affirmative and 12,593,094 shares were withheld. With regard to the election of R. Craig Kennedy, as elected trustee by the shareholders of the Fund, 471,171,252 shares were voted in the affirmative and 12,247,194 shares were withheld. With regard to the election of Mitchell M. Merin, as elected trustee by the shareholders of the Fund, 470,899,513 shares were voted in the affirmative and 12,518,933 shares were withheld. With regard to the election of Jack E. Nelson, as elected trustee by the shareholders of the Fund, 470,920,927 shares were voted in the affirmative and 12,497,519 shares were withheld. With regard to the election of Richard F. Powers, III, as elected trustee by the shareholders of the Fund, 470,852,335 shares were voted in the affirmative and 12,566,111 shares were withheld. With regard to the election of Phillip B. Rooney, as elected trustee by the shareholders of the Fund, 471,171,817 shares were voted in the affirmative and 12,246,630 shares were withheld. With regard to the election of Fernando Sisto, as elected trustee by the shareholders of the Fund, 470.359,881 shares were voted in the affirmative and 13,058,565 shares were withheld. With regard to the election of Wayne W. Whalen, as elected trustee by the shareholders of the Fund, 470,708,927 shares were voted in the affirmative and 12,709,519 shares were withheld. With regard to the election of Suzanne H. Woolsey, as elected trustee by the shareholders of the Fund, 470,851,667 shares were voted in the affirmative and 12,566,779 shares were withheld. With regard to the election of Paul G. Yovovich, as elected trustee by the shareholders of the Fund, 471,096,576 shares were voted in the affirmative and 12,321,871 shares were withheld. With regard to the ratification of PricewaterhouseCoopers LLP to act as independent public accountants for the Fund, 463,238,229 shares were voted in the affirmative and 4,619,749 shares were voted against the proposal and 15,560,467 shares abstained from voting.